                                                                     Exhibit 4.2

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             COMMON STOCK WARRANT
                                      of
                               ZMAX CORPORATION

Date:  ______________________________

     THIS CERTIFIES that, for value received _________________________________
(the "Warrantholder") is entitled, upon the terms and subject to the conditions set forth herein, to purchase from ZMAX CORPORATION, a Nevada corporation (the "Company"), __________________________ (______) shares of the common stock, par value $0.001 (the "Common Stock") of the Company (the "Shares") at the purchase price per share of $7.00, if exercised prior to the first anniversary of the date of this Warrant, or $8.00 per share if exercised thereafter (the "Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided below.

     This Warrant is being issued to the Warrantholder in connection with the exchange of a certain Subordinated Exchangeable Debenture held by the Warrantholder and is subject to the following terms and conditions:

     1.   Exercise of Warrant.  This Warrant may be exercised in whole or in
          -------------------
part, at any time, or from time to time, after the date hereof and on or before the second anniversary of the date hereof by the surrender of this Warrant and the Notice of Exercise annexed hereto (duly completed and executed on behalf of the Warrantholder) to the Company and by the payment of the Exercise Price for the Shares to be purchased by the Warrantholder to the Company by cash or check acceptable to the Company. The Company will prepare a certificate for the Shares purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portion of this Warrant. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the Shares so purchased will be deemed to be issued to the Warrantholder as the record owner of such Shares as of the close of business on the date on which this Warrant was exercised.

     If the Company reasonably determines that registration under the Securities Act of 1933, as amended (the "Act"), is required or that the Warrantholder has failed to provide the Company with such information as may be necessary to establish an exemption from the registration requirements under the Act, the Company may defer the exercise of this Warrant until either a registration statement under the Act has been declared effective or the Warrantholder has provided information satisfactory to the Company that establishes the availability of an exemption from the registration requirements under the Act.

     Certificates for Shares purchased under this Warrant and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant will be delivered to the Warrantholder or as such Warrantholder may direct as promptly as practicable after the date on which this Warrant was exercised. The Company covenants that all Shares that may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, be fully paid and nonassessable.

     With the consent of the Company, which consent with not be unreasonably withheld, and subject to applicable laws and regulations, the Warrantholder may direct that the certificates for Shares purchased under this Warrant be issued in name or names other than the name of the Warrantholder. In this case, this Warrant when surrendered for exercise must be accompanied by the Assignment Form attached hereto duly executed by the Warrantholder and the Notice of Exercise duly completed and executed and stating in whose name or names certificates are to be issued.

     2.   Reservation of Shares; No Impairment or Amendment.  The Company will
          -------------------------------------------------
at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. The Company will not by any amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

     3.   Expiration.  This Warrant, if not exercised by Warrantholder, will
          ----------
expire on the second anniversary of the date hereof.

     4.   Adjustments of Exercise Price and Number of Shares Purchasable.  The
          --------------------------------------------------------------
Exercise Price and the number of shares purchasable under this Warrant is subject to adjustment from time to time in accordance with the following provisions:

          (a) Reorganization, Consolidation or Merger.  If at any time there is
              ---------------------------------------
a reorganization, consolidation or merger of the Company with or into another corporation or entity when the Company is not the surviving entity, or the transfer of all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the Company, or such successor entity, as the case may be, will execute a new Warrant providing that the Warrantholder will have the right to exercise such new Warrant and, upon such exercise, to receive, in lieu of each share issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reorganization, consolidation or merger by a holder of the number of shares then purchasable with this Warrant. Such new Warrant will contain provisions relating to the rights and obligations of the Warrantholder and the Company after such reorganization, consolidation or merger that will have, as nearly as possible after appropriate adjustment, the same effect as the provisions of this Warrant, including the provisions of this Warrant relating to the exercise price and number and type of shares of stock deliverable upon exercise.

          (b) Reclassification, etc.  If the Company, at any time, by
              ----------------------
subdivision, combination or reclassification of securities or otherwise, changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

          (c) Certain Dividends.  If the Company at any time while this Warrant
              -----------------
is outstanding and unexpired pays a dividend (other than dividends out of retained earnings), or make any other distribution with respect to Common Stock payable in stock (other than Common) or other securities or property, then the Company will provide by resolution of the Company's Board of Directors that on exercise of this Warrant, the Warrantholder will receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the same number and kind of stock, other securities and property which the Warrantholder would have received had the Warrantholder held the shares of Common Stock receivable on exercise hereof on and before the record date for such dividend or distribution.

          (d) Adjustment to Exercise Price.  The Exercise Price will be
              ----------------------------
proportionately adjusted based on any adjustment to the number of Shares purchasable hereunder following the date of this Warrant.

     5.   Notice of Adjustment; Notices.  Whenever the Exercise Price or number
          -----------------------------
of shares purchasable hereunder will be adjusted, the Company at its expense will promptly issue a certificate signed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and will cause a copy of such certificate to be sent to the Warrantholder.

     6.   No Fractionalized Shares.  No fractionalized shares of Common Stock or
          ------------------------
other security will be issued upon exercise of this Warrant. The shares of Common Stock or other security issued to the Warrantholder as a result of any exercise of this Warrant in accordance with the terms hereof will be rounded down to the nearest whole share.

     7.   Transfer of Warrant.  This Warrant and all rights hereunder are
          -------------------
transferable, in whole or in part, but only with the prior written consent of the Company, which consent will not be unreasonably withheld. In order to transfer this Warrant, the Warrantholder must deliver to the Company this Warrant together with the Assignment Form annexed hereto properly endorsed. Upon receipt thereof, the Company will affect such transfer as promptly as practicable.

     8.   No Voting Rights, Etc.  Prior to the proper exercise of this Warrant,
          ---------------------
the Warrantholder, as such, is not entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purposes, nor may anything contained in this Warrant be construed to confer such rights upon Warrantholder.

     9.   Registry of Warrant.  The Company will maintain a registry showing the
          -------------------
name and address of the Warrantholder and the Company will be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. The Warrantholder is responsible for notifying the Company of any change of its address.

     10.  Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by
          -------------------------------------------------
the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will replace this Warrant with a new Warrant of like tenor, dated as of such cancellation, and deliver it to the Warrantholder.

     11.  Office for Exercise or Exchange.  This Warrant may be surrendered for
          -------------------------------
exchange, transfer or exercise, in accordance with its terms, at the principal office of the Company in Maryland, at c/o Century Services, Inc., First Floor, 20251 Century Boulevard, Germantown, Maryland 20874, or at such other office or such other office or agency of the Company as it may designate in writing to the Warrantholder at its address appearing on the Company's registry or other books.

     12.  Charges, Taxes and Expenses.  Issuance of certificates to the
          ---------------------------
Warrantholder for Shares upon the exercise of this Warrant will be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses will be paid by the Company. However, if the certificates are to be issued in a name or names other than the name of the Warrantholder, the Company may require, as a condition to such issuance, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     13.  Miscellaneous.
          -------------

          (a) Governing Law.  This Warrant constitutes a contract under and will
              -------------
be construed in accordance with and governed by the internal laws of the State of Maryland.

          (b) Successors and Assigns.  This Warrant is binding upon any
              ----------------------
successors or assigns of the Company and the Warrantholder and of the Shares issued or issuable upon the exercise hereof.

          (c) Definition of Warrantholder.  The term Warrantholder means the
              ---------------------------
Warrantholder named in the first paragraph of this Warrant and any successor or permitted assign of such Warrantholder known to the Company and reflected on the Company's registry as the holder of this Warrant.

          (d) Restrictions.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
              ------------
SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          (e) Amendments.  This Warrant may be amended and the observance of any
              ----------
term of this Warrant may be waived only with the written consent of the Company and the then holders of Warrants exercisable for a majority of the shares of the Company's Common Stock (or other securities or property, as the case may be) then issuable upon exercise of all outstanding unexercised Warrants.

          (f) Notice.  Any notice required or permitted under this Warrant will
              ------
be deemed effectively given upon personal delivery, delivery by recognized international express courier or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicted below for such party, or at such other address as such other party may designate by ten-day advance written notice.

          (g) Acceptance.  Receipt of this Warrant by the Warrantholder
              ----------
constitutes acceptance of and agreement to the foregoing terms and conditions.



                 [Remainder of Page Intentionally Left Blank]

     EXECUTED on the date written above.


                              ZMAX CORPORATION, a Nevada corporation



                              By:
                                 ----------------------------------------
                                 Name:
                                 Title:


WARRANT HOLDER:

[NAME]
Address:

                              NOTICE OF EXERCISE

To:  ZMAX Corporation


     1. The undersigned hereby elects to purchase __________________ shares of Common Stock ("Stock") of ZMAX Corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price, together with an Investment Representation Statement (see attached form) in form and substance satisfactory to legal counsel to the Company.

     2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have an contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

     3. The undersigned understands that the shares of Stock and the shares of the Company's Common Stock into which the Stock is convertible are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understandings the resale limitations imposed thereby and by the Act.

     4. The undersigned is an "accredited investor" as defined in Rule 502 of Regulation D under the Act or is not a "U.S. Person" as defined in Rule 902 regulations under the Act.

     5. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

          (b) Any legend required by applicable state law.

     6. Please issue a certificate or certificates representing said shares of Stock in the name set forth below.

     ---------------------------------
     [Please type or print name]

     7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name set forth below.


     ---------------------------------
     [Please type or print name]



                              WARRANTHOLDER


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:

Date:
     --------------------

                                ASSIGNMENT FORM


        (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


               ---------------------------------
               [Please type or print name.]


whose address is
                 ----------------------------------------
                        [Please type or print address.]

                 ----------------------------------------

                 ----------------------------------------



                              WARRANTHOLDER



                              By:
                                    ----------------------------------
                                    Name:
                                    Title:


Date:
       ------------------------------


Signature Guaranteed:
                      ---------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of a corporation and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER:     _______________________________________

COMPANY:       ZMAX Corporation

SECURITIES:    Warrant to purchase _____________ shares of Common Stock

DATE:          _____________________


In connection with the purchase of the above-listed Securities, the undersigned, the Purchaser, represents to the Company the following:

          (a) The undersigned is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years; and (3) the sale being made through a broker in an unsolicited

"broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the amount of securities being sold during any three month period not exceeding the specified limitation stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

          (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period has been satisfied.

          (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion must concur with the opinion by counsel for the Company and the undersigned must have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that person proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                    Signature of Purchaser:


                                    By:
                                         --------------------------------
                                         Name:
                                         Title: